EXHIBIT 23.3

                  [Letterhead of Houlihan Lokey Howard & Zukin]

July 11, 2002

Reference is made to the Registration Statement on Form S-4 of Metropolis Realty Holdings LLC, file number 333-89142 (the "Registration Statement"), including the Information Statement/Prospectus forming a part thereof. We hereby consent to the inclusion of our fairness opinion, dated May 7, 2002, addressed to the Special Committee of the Board of Directors of Metropolis Realty Trust, Inc., in the Information Statement/Prospectus and as an exhibit to the Registration Statement, and to the references to us appearing in the Registration Statement.

                                             HOULIHAN LOKEY HOWARD & ZUKIN
                                             FINANCIAL ADVISORS, INC.


                                             By: /s/ Marjorie L. Bowen
                                                --------------------------------
                                             Title: Managing Director
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